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                                   EXHIBIT 16








September 30, 2003




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


RE:   Nesco Industries, Inc.
      File Number: 000-28307


We have read Item 4 of NESCO Industries, Inc.'s Form 8-K dated September 25, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP




















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